UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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ASCENT SOLAR TECHNOLOGIES, INC.
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Ascent Solar Adjourns Special Meeting of Stockholders to December 18, 2015

December 15, 2015

THORNTON, CO, Dec. 15, 2015 – Ascent Solar Technologies, Inc. (NASDAQ: ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the Company's EnerPlex™ series of consumer products, announced today that its Special Meeting of Stockholders scheduled for, and convened on December 15, 2015, was adjourned to December 18, 2015 at 2:00 p.m. Mountain Time at the Company’s offices, 12300 North Grant Street, Thornton, Colorado 80241.
The special meeting has been adjourned due to the lack of the requisite quorum, which the Company believes was caused by a technical issue involving proxy vote processing. The Company believes that the issue has now been resolved with the relevant agencies. Accordingly, the Company expects that a quorum should now be obtained in due course.
During the period of the adjournment, stockholders holding shares as of the record date of November 6, 2015, are entitled to and are being requested to vote. During the period of the adjournment, the Company will continue to solicit proxies from its stockholders with respect to the proposals set forth in the Company's proxy statement.
The Company encourages all stockholders who have not yet voted to do so as soon as possible. Stockholders of record may vote online at www.investorvote.com/ASTI or by telephone by calling 1-800-652-VOTE (8683) or by mail. Proxies previously submitted in respect of the meeting will be voted on at the adjourned meeting unless properly revoked.
No changes have been made to the proposals to be voted on by stockholders at the special meeting. The Company's proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC's website at www.sec.gov.

About Ascent Solar
About Ascent Solar Technologies and EnerPlex:
Ascent Solar Technologies, Inc. is a developer of award winning thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. EnerPlex is the Company's brand of consumer products and is a division of Ascent Solar. Ascent Solar and EnerPlex are headquartered in Thornton, Colorado. For more information, go to www.goenerplex.com and www.ascentsolar.com.

Ascent Solar Technologies Investor Relations
PCG Advisory Group
Media Relations
Sean Leous
sleous@pcgadvisory.com
+1 646 863-8998

Investor Relations
Adam Holdsworth
adamh@pcgadvisory.com
+1-646-862-4607
Source: Ascent Solar Technologies